    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1998



                                                      REGISTRATION NO. 333-60713

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TRENWICK GROUP INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      6719
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   06-1152790
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                            ------------------------

                                  METRO CENTER

                               ONE STATION PLACE
                          STAMFORD, CONNECTICUT 06902
                                 (203) 353-5500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               JANE T. WIZNITZER
                   VICE PRESIDENT-LEGAL AFFAIRS AND SECRETARY
                              TRENWICK GROUP INC.
                                  METRO CENTER
                               ONE STATION PLACE
                          STAMFORD, CONNECTICUT 06902
                                 (203) 353-5510
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             JAMES R. CAMERON, ESQ.
                                BAKER & MCKENZIE
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 751-5700
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                          AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES          TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
TO BE REGISTERED                        REGISTERED         PER UNIT(1)     OFFERING PRICE(1)       FEE(2)
---------------------------------------------------------------------------------------------------------------
6.70% Senior Exchange Notes of
  Trenwick Group Inc...............     $75,000,000           100%            $75,000,000          $22,125
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) for the sole purpose of calculating the registration fee.

(2) Previously paid in connection with the filing on August 5, 1998.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              TRENWICK GROUP INC.
                             OFFER TO EXCHANGE ITS
                 6.70% SENIOR EXCHANGE NOTES DUE APRIL 1, 2003,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                      6.70% SENIOR NOTES DUE APRIL 1, 2003

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

     5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 17, 1998, UNLESS EXTENDED.

                          ---------------------------

     Trenwick Group Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which, together with the Prospectus constitute the "Exchange Offer"), to exchange up to $75,000,000 aggregate principal amount of its 6.70% Senior Exchange Notes due April 1, 2003 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus forms a part, for a like principal amount of its outstanding 6.70% Senior Notes due April 1, 2003 (the "Old Notes" and, together with the Exchange Notes, the "Notes"). The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that (i) the Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes,
(ii) the Exchange Notes will be issued in minimum denominations of $1,000 and will not contain the $100,000 minimum principal amount transfer restriction applicable to the Old Notes and (iii) unlike the Old Notes, the Exchange Notes will not provide for any increase in the interest rate payable thereon if the Company does not or cannot fulfill certain obligations (which obligations will be satisfied upon the consummation of the Exchange Offer) under a Registration Rights Agreement dated as of March 27, 1998 (the "Registration Rights Agreement") between the Company and Lehman Brothers Inc. as Initial Purchaser. See "Description of Exchange Notes" and "Description of Old Notes."

     On March 27, 1998, the Company issued $75,000,000 principal amount of Old Notes. The Old Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.


     This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Notes on or about August 18, 1998.


     Except as provided below, the Exchange Notes will be represented by a global Note or Notes in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such global Note or Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.

     Holders of the Exchange Notes will be entitled to receive interest payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 1998. The Notes are general unsecured obligations of the Company and rank senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment to all existing and future senior unsecured indebtedness of the Company. The Notes may not be redeemed prior to maturity and do not provide for any sinking fund. See "Description of Exchange Notes."
                          ---------------------------

     The Exchange Notes are being offered in exchange for Old Notes to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the

                                               (Continued on the following page)
                          ---------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD NOTES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


                THE DATE OF THIS PROSPECTUS IS AUGUST 18, 1998.

(Continued from the previous page)

Commission, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Old Notes from the Company for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, however, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Old Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer must acknowledge that it acquired the Exchange Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at the address set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Notes."

     Each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or
                                      (ii)

(Continued from the previous page)

which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Exchange Notes, it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Notes. The Exchange Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company currently does not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion in the Nasdaq Stock Market ("Nasdaq").

     The Company has agreed to keep the Registration Statement, of which this Prospectus forms a part, effective for a period of 30 calendar days (or longer if required by applicable law or to allow Participating Broker-Dealers to satisfy their prospectus delivery requirements) after notice of the Exchange Offer is mailed to holders of the Old Notes.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights (except for those rights in respect of the Exchange Offer) and will be subject to the same limitations applicable thereto under the Indenture dated as of March 27, 1998, as amended and supplemented from time to time, between the Company and The First National Bank of Chicago, as Trustee (the "Indenture"). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to all of the existing restrictions upon transfer thereof and the Company will not have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Notes."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.


     Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York City time, on September 17, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The Exchange Offer is, however, subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered in the Exchange Offer for exchange in whole or in part in any integral multiples of $1,000 notwithstanding the requirement, applicable to all other transfers of Old Notes, of a minimum principal transfer amount of $100,000. For purposes of tenders of Old Notes in the Exchange Offer, the requirement for minimum principal transfers of $100,000 will be waived. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Holders of the Old Notes whose Old Notes are accepted for exchange will not receive interest on such Old Notes and will be deemed to have waived the right to receive interest on such Old Notes accumulated from and including March 27, 1998. Accordingly, holders of Exchange Notes as of the record date for the payment of interest on October 1, 1998 will be entitled to receive interest accumulated from and including March 27, 1998. See "The Exchange Offer -- Interest on Exchange Notes."


     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                                      (iii)

                            ------------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS:

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
                            ------------------------

                       FOR NORTH CAROLINA RESIDENTS ONLY:

     THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFERING OF THE SECURITIES MADE HEREBY NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                            ------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------


     This Prospectus and documents incorporated herein by reference contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this Prospectus and in documents incorporated herein by reference and include statements regarding the intent, belief or current expectations of the Company or its officers with respect to, among other things,
(i) the use of proceeds of this Exchange Offer, (ii) the Company's financing plans, (iii) property and casualty reinsurance industry trends affecting the Company's condition or results of operations, (iv) trends affecting the Company's financial condition or results of operations, (v) the impact of competition and (vi) adequacy of loss reserves.



     Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and the actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, economic inflation, judicial trends and legislative changes. The accompanying information contained in this Prospectus and in documents incorporated herein by reference including, without limitation, the information under "Risk Factors" and "Certain Federal Income Tax Consequences of the Exchange Offer and Investment in the Exchange Notes," identifies important factors that could cause such differences.


                                      (iv)

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Available Information.......................................    1
Incorporation of Certain Documents by Reference.............    1
Prospectus Summary..........................................    3
Risk Factors................................................    8
Use of Proceeds.............................................   11
Ratios of Earnings to Fixed Charges.........................   11
Capitalization..............................................   11
Selected Financial Data.....................................   12
Trenwick Group Inc. ........................................   13
The Exchange Offer..........................................   14
Description of Exchange Notes...............................   22
Description of Old Notes....................................   30
Certain Federal Income Tax Consequences of the Exchange
  Offer and Investment in the Exchange Notes................   31
Plan of Distribution........................................   33
Legal Matters...............................................   33
Experts.....................................................   33


                                       (v)

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such reports, proxy statements and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). In addition, the Company's common stock, $.10 par value per share, is listed on Nasdaq National Market and such material also is available for inspection at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, D.C. 20006.

     This Prospectus forms a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Exchange Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:


          (a) Annual Report on Form 10-K for the year ended December 31, 1997;
     and



          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.


     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Notes offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide, without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits thereto not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Jane T. Wiznitzer, Vice President-Legal Affairs and Secretary, Trenwick Group Inc., Metro Center, One Station Place, Stamford, Connecticut 06902. Telephone requests may be directed to (203) 353-5500.

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements included and incorporated by reference in this Prospectus.

                              TRENWICK GROUP INC.

     Trenwick Group Inc. is a holding company whose principal operating subsidiaries, Trenwick America Reinsurance Corporation ("Trenwick America Re") and Trenwick International Limited ("Trenwick International"), underwrite reinsurance and specialty insurance.


     Trenwick America Re, located in Stamford, Connecticut, provides treaty and facultative reinsurance to insurers of property and casualty risks in the United States. Trenwick America Re's business is primarily obtained through reinsurance intermediaries. The major portion of the reinsurance it writes is casualty business, including automobile liability, professional liability and general liability. Reinsurance is provided both on an excess of loss and quota share basis. In addition to underwriting reinsurance on its own account, Trenwick America Re participates in specialized segments of the reinsurance market, such as property catastrophe, malpractice liability and accident and health, through strategic alliances with leaders in those segments.


     Trenwick America Re is licensed or otherwise authorized to conduct reinsurance business in every state and the District of Columbia. Trenwick America Re's financial strength is rated "A+ (Superior)" by A.M. Best Company, an independent insurance industry rating organization, and its claims-paying ability is rated "A+ (Good)" by Standard & Poor's Rating Services. Financial strength and claims-paying ratings are primarily based upon factors relevant to reinsureds and policyholders and are not directed toward the protection of investors.

     Trenwick International, located in London, England, was acquired by the Company in February 1998. Trenwick International underwrites treaty and facultative reinsurance as well as speciality insurance on a worldwide basis. Specialized insurance and facultative reinsurance classes include property insurance of major industrial risks, property and liability insurance for the leisure, hospitality and other industries, bonds for financial institutions, engineering and extended warranty risks, accident and health, professional indemnity, latent defects, yachts and general aviation. Trenwick International's first branch office, specializing in facultative reinsurance of large technical property risks, is scheduled to open in Paris, France in the autumn of 1998.

     Trenwick International is licensed in the United Kingdom to underwrite all non-life insurance classes and holds licenses in more than thirty additional countries. Its financial strength is rated "A (Excellent)" by A.M. Best and its claims-paying ability is rated "A+ (Good)" by Standard & Poor's Rating Services. Trenwick America Re has provided Trenwick International with a claims payment guarantee to enhance security to its policyholders.

     The Company's principal executive office is located at Metro Center, One Station Place, Stamford, Connecticut 06902, and its telephone number is (203) 353-5500.

                               THE EXCHANGE OFFER

The Exchange Offer........ Up to $75,000,000 aggregate principal amount of
                           Exchange Notes are being offered in exchange for a like aggregate principal amount of Old Notes. Old Notes may be tendered in the Exchange Offer for exchange in whole or in part in any integral multiples of $1,000 principal amount notwithstanding the requirement, applicable to all other transfers of Old Notes, of a minimum principal transfer amount of $100,000. For purposes of tenders of Old Notes in the Exchange Offer, the requirement for minimum principal transfers of $100,000 will be waived. The Company is making the Exchange Offer to satisfy its obligations under the Registration Rights Agreement relating to the Old Notes. For a description of the procedures for tendering Old Notes, see "The Exchange
                           Offer -- Procedures for Tendering Old Notes."

Expiration Date........... 5:00 p.m., New York City time, on September 17, 1998, unless the Exchange Offer is extended by the Company (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer -- Terms of the Exchange Offer."


Conditions to the Exchange
  Offer................... The Exchange Offer is subject to certain conditions which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. See "The Exchange
                           Offer -- Conditions to the Exchange Offer."

Company's Rights to
  Extend or Terminate
  Exchange Offer.......... The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time to (i) delay the acceptance of the Old Notes for exchange, (ii) terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes, or (iv) waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights......... Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
Old Notes................. Tendering holders of Old Notes must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. See "The Exchange
                           Offer -- Procedures for Tendering Old Notes." Letters of Transmittal and certificates representing Old Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
Notes..................... The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange of Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
                           Act) of such Exchange Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                           Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Notes," the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Notes."

Effect of Not Accepting
the Exchange Offer........ Old Notes which are not tendered and accepted in the
                           Exchange Offer will remain outstanding and will be entitled to all the rights presently accruing to them except the right to an increased interest rate on the Old Notes in certain events, if the Company does not or cannot fulfill certain obligations under the Registration Rights Agreement (which obligations will be satisfied upon the consummation of the Exchange Offer). See "Risk Factors -- Consequences of a Failure to Exchange Old Notes." However, the Old Notes will continue to be subject to restrictions on transfer and, except for limited exceptions for certain broker-dealers, will have no registration rights. To the extent that Old Notes are not tendered and accepted in the Exchange Offer, a holder's ability to freely sell untendered Old Notes could be adversely affected.

Exchange Agent............ The exchange agent with respect to the Exchange Offer is The First National Bank of Chicago (the "Exchange Agent"). The applicable addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and the Letter of Transmittal.

Certain Federal Income Tax
  Consequences............ The exchange of Exchange Notes for Old Notes pursuant to the Exchange Offer should not result in any income, gain or loss to the holders or the Company for United States federal income tax purposes. See "Certain Federal Income Tax Consequences of the Exchange Offer and Investment in the Exchange Notes."

                               THE EXCHANGE NOTES

Securities Offered........ Up to $75,000,000 aggregate principal amount of
                           Exchange Notes which have been registered under the Securities Act. The Exchange Notes will be issued, and the Old Notes were issued, under the Indenture (as defined herein). The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and will not be subject to the $100,000 minimum principal amount transfer restrictions and certain other restrictions on transfer applicable to the Old Notes and will not provide for any increase in the interest rate thereon which is payable on the Old Notes if the Company does not or cannot fulfill certain obligations under the Registration Rights Agreement (which obligations will be satisfied upon the consummation of the Exchange Offer). See "The Exchange Offer -- Purpose of the Exchange Offer," "Description of Exchange Notes" and "Description of Old Notes."

Maturity Date............. April 1, 2003.

Interest Payment Dates.... April 1 and October 1 of each year, commencing
                           October 1, 1998.

Redemption................ The Exchange Notes are not subject to redemption prior to maturity.

Ranking................... The Exchange Notes will be unsecured obligations and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu with all existing and future senior unsecured indebtedness of the Company. The Exchange Notes will rank senior in right of payment to the Company's obligations with respect to its 8.82% Junior Subordinated Deferrable Interest Debentures held by Trenwick Capital Trust I (the "Trust") in respect of the $110.0 million 8.82% Subordinated Capital Income Securities (the "Capital Securities") issued by the Trust. See "Description of Exchange Notes -- General" and "-- Ranking."

Covenants................. The Indenture does not contain financial covenants requiring the Company to maintain a certain financial condition or limitations on the amount of additional debt that the Company or its subsidiaries may incur, or on their ability to engage in a highly leveraged transaction. However, the Indenture limits the Company's ability to incur future secured indebtedness without equally and ratably securing the Notes and includes certain other restrictions.

Absence of Market for the
  Notes................... The Exchange Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Notes, the Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

Use of Proceeds........... The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes in exchange for Old Notes as described in this Prospectus, the Company will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled.

                           The net proceeds to the Company from the offer and sale of the Old Notes were approximately $74.2 million. The Company contributed approximately $67.4 million of the net proceeds to its wholly-owned subsidiary, Trenwick International, to support its insurance and reinsurance operations, including increasing its statutory capital to support its underwriting capacity. Remaining net proceeds of approximately $6.8 million are to be used for general corporate purposes, which may include investments in and advances to subsidiaries, the financing of growth and expansion, the financing of possible future acquisitions and other corporate purposes. See "Use of Proceeds."

                                  RISK FACTORS

     Prospective investors should carefully review the information included and incorporated by reference in this Prospectus, as it may be amended or supplemented from time to time, and should particularly consider the following matters.

RANKING OF THE NOTES


     The obligations of the Company under the Notes will be unsecured and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company. The Notes are unsecured and thus, in effect, will rank junior to any secured indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, including its reinsureds and insureds, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Notes should look only to the assets of the Company for payments on the Notes. At June 30, 1998, the Company's subsidiaries had total liabilities of $834.2 million and $1.4 billion in total assets. (The foregoing amounts do not include the obligations of the Company with respect to the $110.0 million aggregate principal amount of its 8.82% Junior Subordinated Deferrable Interest Debentures held by the Trust in respect of the $110.0 million of 8.82% Capital Securities issued by the Trust.)


HOLDING COMPANY STRUCTURE AND DIVIDEND RESTRICTIONS

     The Company is an insurance holding company whose principal assets are the capital stock of Trenwick America Re, which it owns through its wholly-owned subsidiary Trenwick America Corporation and Trenwick International, which it owns through its wholly-owned subsidiary Trenwick Holdings Limited. The Company's principal source of funds, including funds available to pay interest and principal on the Notes or make payments with respect to its capital stock, is cash dividends from Trenwick America Re and Trenwick International. Accordingly, the Company's ability to pay interest and principal on the Notes is dependent on the receipt of such dividends.

     The payment of dividends by Trenwick America Re is subject to limits imposed by the insurance laws and regulations of the State of Connecticut, its state of incorporation and domicile. Under those limits, the maximum amount of shareholder dividends or other distributions that Trenwick America Re may declare or pay to the Company within any twelve month period, without the permission of the Connecticut Insurance Commissioner, is limited to the greater of 10% of policyholder surplus at December 31 of the preceding year, or 100% of net income, excluding realized capital gains, for the twelve month period ending December 31 of the preceding year, both determined in accordance with statutory accounting practices. For the purpose of computing the limitation, carryforward provisions apply with respect to net income realized in the two previous calendar years which has not already been paid out as dividends. The maximum amount of dividends which can be paid by Trenwick America Re in 1998 without regulatory approval is approximately $84.4 million.

     Under the laws of the United Kingdom, Trenwick International must provide the U.K. Treasury with 14 days' advance notice of any proposal to declare or pay a dividend. Trenwick International may declare or pay the dividend, unless during the 14-day period the U.K. Treasury has directed otherwise.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

     The Old Notes were not registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old

Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company does not intend to register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected.

     The Registration Rights Agreement provides, among other things, that, if an Exchange Offer Registration Statement or a Shelf Registration Statement (if required to be filed) is not declared effective by the Commission on or prior to September 20, 1998, Additional Interest (as defined in the Registration Rights Agreement) shall accrue on the principal amount of the Notes affected thereby, commencing September 21, 1998, at a rate of 0.25% per annum of the principal amount of such Old Notes for the period from the occurrence of such event until such time as the Exchange Offer Registration Statement or any required Shelf Registration Statement is declared effective. In addition, if the Exchange Offer is not consummated on or prior to the 30th day after the date on which the Exchange Offer Registration Statement is declared effective, Additional Interest shall accrue on the principal amount of the Old Notes affected thereby until the Exchange Offer is consummated. Upon the consummation of the Exchange Offer, the Company will have satisfied its obligations under the Registration Rights Agreement and holders of Old Notes will not be entitled to any such Additional Interest thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances with respect to certain broker-dealers. See "Description of Old Notes."

ABSENCE OF PUBLIC MARKET

     The Old Notes were issued to, and the Company believes the Old Notes are currently owned by, a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Notes. Although the Exchange Notes generally may be resold or otherwise transferred by their holders (who are not affiliates of the Company) without compliance with the registration or prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Notes may be transferred by the holders thereof only in blocks having a minimum principal transfer amount of not less than $100,000. Exchange Notes may be transferred by the holders thereof in blocks having a principal amount of $1,000 or integral multiples thereof. The Company has been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the Exchange Notes. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or the Old Notes or as to the liquidity of or the trading market for the Exchange Notes or the Old Notes. If an active public market does not develop, the market price and liquidity of the Exchange Notes may be adversely affected.

     If a public trading market develops for the Exchange Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount.

     Notwithstanding the registration of the Exchange Notes in the Exchange Offer, holders who are affiliates of the Company may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or pursuant to another effective registration statement.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

AMOUNT OF LEVERAGE


     As of June 30, 1998, after giving effect to the issuance of the Notes, the Company's total indebtedness was $185.0 million. The Indenture does not limit the Company's ability to incur debt. In addition, the Company may incur additional indebtedness from time to time, in connection with acquisitions or otherwise. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to, the following: (1) the Company's ability to obtain additional financing in the future may be impaired; (2) the Company may be more leveraged than certain of its competitors, which may place it at a disadvantage; and (3) the Company's degree of leverage could make it more vulnerable to changes in general economic conditions.


FLUCTUATION AND UNCERTAINTY OF PROPERTY AND CASUALTY INSURANCE AND REINSURANCE INDUSTRY RESULTS

     The results of companies in the property and casualty insurance and reinsurance industries historically have been subject to significant fluctuations and uncertainties. Profitability can be affected significantly by volatile and unpredictable developments (including catastrophes); changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' and reinsurers' liability develop; fluctuations in interest rates and currency exchange rates and other changes in the investment environment which affect returns on invested capital; and inflationary pressures which affect the size of losses. The demand for property and casualty insurance and reinsurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property and casualty insurance and reinsurance industries historically have been cyclical. The industries as a whole have been in a softening market in the United States since the late 1980s primarily due to premium rate competition, which has resulted in lower underwriting profitability. Competition in the worldwide insurance market also has increased in recent years. The Company's results of operations may be adversely affected by these fluctuations and uncertainties.

UNCERTAINTY REGARDING ADEQUACY OF LOSS RESERVES

     The Company maintains loss reserves to cover its estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability, but instead represent estimates, generally involving actuarial projections at a given time, of what the Company expects the ultimate settlement and administration of claims will cost based on its assessment of facts and circumstances then known, estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in ceding companies' claims handling procedures, economic inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis. Additionally, there may be significant reporting lags between the occurrence of a reinsured event and the time it is actually reported to the reinsurer. Reserve estimates are continually refined in a regular ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that currently established reserves will prove adequate in light of subsequent actual experience. The inherent uncertainties of estimating loss reserves are generally greater for casualty coverages than for property coverages, due primarily to the longer period of time that typically elapses before a definitive determination of ultimate loss can be made, changing theories of legal liability involving certain types of claims and changing political climates.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes in exchange for Old Notes as described in this Prospectus, the Company will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled.

     The net proceeds to the Company from the offer and sale of the Old Notes were approximately $74.2 million. The Company contributed approximately $67.4 million of the net proceeds to its wholly-owned subsidiary, Trenwick International, to support its insurance and reinsurance operations, including increasing its statutory capital to support its underwriting capacity. Remaining net proceeds of approximately $6.8 million are to be used for general corporate purposes, which may include investments in and advances to subsidiaries, the financing of growth and expansion, the financing of possible future acquisitions and other corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES


     The following table sets forth the historical ratios of earnings to fixed charges of the Company for the six months ended June 30, 1998 and for the five years ended December 31, 1997:



 SIX MONTHS ENDED
     JUNE 30,           YEARS ENDED DECEMBER 31,
 ----------------   --------------------------------
       1998         1997   1996   1995   1994   1993
------------------  ----   ----   ----   ----   ----
       4.3          5.7    7.4    6.6    4.4    5.2


     The ratios of earnings to fixed charges represent the number of times fixed charges (interest expense, minority interest and one-third of all rent and related costs, considered to represent an appropriate interest factor, charged to income) are covered by income before income taxes and extraordinary item and fixed charges.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company at June 30, 1998 and December 31, 1997. The following data should be read in conjunction with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998, respectively, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."



                                                              JUNE 30,    DECEMBER 31,
                                                                1998          1997
                                                              --------    ------------
                                                                   (IN THOUSANDS)
Long-Term Debt:
  Notes.....................................................  $ 75,000      $     --
                                                              --------      --------
Company-obligated mandatorily redeemable preferred capital
  securities of subsidiary trust holding solely junior
  subordinated
  debentures of the Company.................................   110,000       110,000
Preferred stock, $.10 par value, 2,000,000 shares
  authorized;
  none outstanding..........................................        --            --
                                                              --------      --------
Common stockholders' equity
  Common stock, $.10 par value, 30,000,000 shares
     authorized;
     12,056,699 and 11,951,060 shares outstanding...........     1,206         1,195
  Additional paid-in capital................................   157,172       153,714
  Retained earnings.........................................   195,411       183,218
  Accumulated other comprehensive income....................    22,386        20,245
  Deferred compensation under stock award plan..............    (3,401)         (723)
                                                              --------      --------
     Total common stockholders' equity......................   372,774       357,649
                                                              --------      --------
          Total capitalization..............................  $557,774      $467,649
                                                              ========      ========

                            SELECTED FINANCIAL DATA


     The selected financial data set forth below should be read in connection with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998, respectively, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The selected financial data as of June 30, 1998 and June 30, 1997 is unaudited; however, in the opinion of the Company's management, the selected financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.



                                              SIX MONTHS
                                            ENDED JUNE 30,                       YEARS ENDED DECEMBER 31,
                                        -----------------------   ------------------------------------------------------
                                           1998         1997         1997        1996       1995       1994       1993
                                        ----------   ----------   ----------   --------   --------   --------   --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
  Gross premiums written..............  $  153,886   $  132,418   $  248,662   $247,358   $214,336   $153,834   $113,659
  Net premiums written................     119,449      108,404      195,230    226,364    197,162    139,635    101,392
  Premiums earned.....................     116,788      101,019      190,156    211,069    177,394    132,683     93,180
  Net investment income...............      27,360       23,852       48,402     41,226     36,828     33,932     34,954
  Net realized investment gains
    (losses)..........................       1,260        1,916        2,304        299        368      (196)      1,842
  Other income........................         332           10           10         --         --         --         --
  Total revenues......................     145,740      126,797      240,872    252,594    214,590    166,419    129,976
  Income before income taxes and
    extraordinary item................      21,616       23,849       47,530     43,828     38,413     23,035     27,959
  Extraordinary loss on debt
    redemption; net of $558 income tax
    benefit...........................          --        1,037      (1,037)         --         --         --         --
  Net income..........................      18,220       17,357       35,252     33,848     29,841     20,282     23,739
  Net earnings per share:
    Basic income before extraordinary
      item............................        1.53         1.62         3.12       3.40       3.09       2.10       2.44
    Basic net income..................        1.53         1.53         3.03       3.40       3.09       2.10       2.44
    Diluted income before
      extraordinary item..............        1.51         1.53         3.01       2.85       2.59       1.88       2.11
    Diluted net income................        1.51         1.53         3.01       2.85       2.59       1.88       2.11
  Dividends per share:................         .50          .48          .97        .83        .75        .67        .57
RATIOS AND OTHER DATA:
  GAAP combined ratios:
    Claims and claims expense.........        59.6%        57.7%        57.6%      61.3%      63.7%      70.0%      68.5%
    Policy acquisition expense........        30.8         31.6         30.8       27.8       24.8       25.5       23.0
    Underwriting expense..............         9.0          7.7          8.1        6.7        7.1        7.7       11.0
                                        ----------   ----------   ----------   --------   --------   --------   --------
    Combined..........................        99.4         97.0         96.5%      95.8%      95.6%     103.2%     102.5%
                                        ==========   ==========   ==========   ========   ========   ========   ========
  Statutory combined ratios:
    Claims and claims expense.........        57.6%        57.7%        57.6%      61.3%      63.7%      69.9%      68.6%
    Policy acquisition expense........        33.3         31.4         30.4       28.2       25.4       25.8       23.4
    Underwriting expense..............         8.2          6.9          7.9        6.2        6.4        7.4       10.2
                                        ----------   ----------   ----------   --------   --------   --------   --------
    Combined..........................        99.1%        96.0%        95.9%      95.7%      95.5%     103.1%     102.2%
                                        ==========   ==========   ==========   ========   ========   ========   ========
  Industry statutory combined
    ratios(a).........................            (b)      101.5%      102.7%     103.8%     111.1%     106.7%     107.3%
                                        ==========   ==========   ==========   ========   ========   ========   ========
  Ratio of statutory net premiums
    written to surplus................       0.4:1        0.4:1        0.6:1      0.9:1      0.8:1      0.7:1      0.5:1
                                        ==========   ==========   ==========   ========   ========   ========   ========
BALANCE SHEET DATA (AT END OF PERIOD):
  Total cash and investments..........  $1,021,399   $  836,550   $  864,324   $754,210   $653,704   $551,784   $546,303
  Total assets........................   1,390,338    1,038,016    1,087,923    920,804    820,930    727,245    700,407
  Total unpaid claims and claims
    expenses..........................     660,009      496,062      518,387    467,177    411,874    389,298    354,582
  Convertible debentures..............          --           --           --    103,500    103,500    103,500    103,500
  Senior notes........................      75,000           --           --         --         --         --         --
  Company-obligated mandatorily
    redeemable preferred capital
    securities of subsidiary trust
    holding solely junior subordinated
    debentures of the Company.........     110,000      110,000      110,000         --         --         --         --
  Common stockholders' equity.........     372,774      336,666      357,649    265,753    240,776    188,213    206,763
  Book value per common share.........       30.92        28.20        29.93      26.34      24.36      19.48      20.94
STATUTORY CAPITAL AND SURPLUS OF
  TRENWICK AMERICA RE.................  $  344,072   $  304,533   $  322,850   $286,284   $257,590   $236,056   $224,902


---------------
(a) Source: Reinsurance Association of America.

(b) Data not yet available.

                              TRENWICK GROUP INC.

     Trenwick Group Inc. is a holding company whose principal operating subsidiaries, Trenwick America Reinsurance Corporation ("Trenwick America Re") and Trenwick International Limited ("Trenwick International"), underwrite reinsurance and specialty insurance.


     Trenwick America Re, located in Stamford, Connecticut, provides treaty and facultative reinsurance to insurers of property and casualty risks in the United States. Trenwick America Re's business is primarily obtained through reinsurance intermediaries. The major portion of the reinsurance it writes is casualty business, including automobile liability, professional liability and general liability. Reinsurance is provided both on an excess of loss and quota share basis. In addition to underwriting reinsurance on its own account, Trenwick America Re participates in specialized segments of the reinsurance market, such as property catastrophe, malpractice liability and accident and health, through strategic alliances with leaders in those segments.


     Trenwick America Re is licensed or otherwise authorized to conduct reinsurance business in every state and the District of Columbia. Trenwick America Re's financial strength is rated "A+ (Superior)" by A.M. Best Company, an independent insurance industry rating organization, and its claims-paying ability is rated "A+ (Good)" by Standard & Poor's Rating Services. Financial strength and claims-paying ratings are primarily based upon factors relevant to reinsureds and policyholders and are not directed toward the protection of investors.

     Trenwick International, located in London, England, was acquired by the Company in February 1998. Trenwick International underwrites treaty and facultative reinsurance as well as speciality insurance on a worldwide basis. Specialized insurance and facultative reinsurance classes include property insurance of major industrial risks, property and liability insurance for the leisure, hospitality and other industries, bonds for financial institutions, engineering and extended warranty risks, accident and health, professional indemnity, latent defects, yachts and general aviation. Trenwick International's first branch office, specializing in facultative reinsurance of large technical property risks, is scheduled to open in Paris, France in the autumn of 1998.

     Trenwick International is licensed in the United Kingdom to underwrite all non-life insurance classes and holds licenses in more than thirty additional countries. Its financial strength is rated "A (Excellent)" by A.M. Best and its claims-paying ability is rated "A+ (Good)" by Standard & Poor's Rating Services. Trenwick America Re has provided Trenwick International with a claims payment guarantee to enhance security to its policyholders.


     The Company's principal executive office is located at Metro Center, One Station Place, Stamford, Connecticut 06902, and its telephone number is (203) 353-5500.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company agreed to file with the Commission and to use its reasonable best efforts to cause to become effective a registration statement with respect to the exchange of the Old Notes for Exchange Notes with terms identical in all material respects to the terms of the Old Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. The form and terms of the Exchange Notes are in all material respects identical to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act and will not be subject to the $100,000 minimum principal amount transfer restriction and certain other restrictions on transfer applicable to the Old Notes. The Exchange Notes will not provide, as do the Old Notes, for any increase in the interest rate thereon, if the Exchange Offer Registration Statement is not declared effective or the Exchange Offer is not consummated or any required Shelf Registration Statement is not declared effective. Upon the consummation of the Exchange Offer, the Company will have satisfied its obligations under the Registration Rights Agreement and holders of Old Notes will not be entitled to any such Additional Interest thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances with respect to certain broker-dealers. See "Risk
Factors -- Consequences of a Failure to Exchange Old Notes" and "Description of Old Notes."

     NEITHER THE COMPANY NOR THE BOARD OF DIRECTORS OF THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER BASED ON EACH SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from such holder, or any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $75,000,000 aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, up to $75,000,000 aggregate principal amount of Exchange Notes in exchange for a like principal amount of outstanding Old Notes validly tendered and accepted in connection with the Exchange Offer. Old Notes may be tendered in the Exchange Offer for exchange in whole or in part in any integral multiples of $1,000 principal amount notwithstanding the requirement, applicable to all other transfers of Old Notes, of a minimum principal transfer amount of $100,000. For purposes of tenders of Old Notes in the Exchange Offer, the requirement for minimum transfers of $100,000 will be waived.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus, $75,000,000 aggregate principal amount of Old Notes was outstanding.

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances with respect to certain broker-dealers. See "Risk Factors -- Consequences of a Failure to Exchange Old Notes" and "Description of Old Notes."

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below under "-- Fees and Expenses," in connection with the Exchange Offer. See "-- Fees and Expenses."


     The term "Expiration Date" means 5:00 p.m., New York City time, on September 17, 1998 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company has no present expectation that the Expiration Date will be extended.


     The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, to (i) delay the acceptance of the Old Notes for exchange, (ii) terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "-- Withdrawal Rights," and
(iv) waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, Exchange Notes for Old Notes validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old

Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering Participant (as defined herein), which acknowledgment states that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such Participant.

     Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

     VALID TENDER. Except as set forth below, for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," on or prior to the Expiration Date and (i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer no later than two (2) business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message in lieu of a Letter of Transmittal and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (c) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

     The Company's acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE NOTES

     The Company is making the Exchange Offer for the Exchange Notes in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Old Notes from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) such holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by such holder are being acquired in the ordinary course of its business, (iii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes.

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." A Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Exchange Notes may be resumed. If the Company gives such notice to suspend the sale of the Exchange Notes, it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

     For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Notes."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON EXCHANGE NOTES

     Holders of Old Notes whose Old Notes are accepted for exchange will not receive interest on such Old Notes and will be deemed to have waived the right to receive any interest on such Old Notes accumulated from and including March 27, 1998. Accordingly, holders of Exchange Notes as of the record date for the payment of interest on October 1, 1998 will be entitled to interest accumulated from and including March 27, 1998.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any Exchange Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Division of Corporation Finance of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

          (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the Exchange Offer to the extent required by Rule l4e-1 under the Exchange Act.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          By Registered or Certified Mail, Hand or Overnight Delivery:

                       The First National Bank of Chicago
                  c/o First Chicago Trust Company of New York
                                 14 Wall Street
                              8th Floor, Window 2
                            New York, New York 10005
                 Attention: Corporate Trust Services Department

                             Confirm by Telephone:
                                 (212) 240-8801

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (212) 240-8938

     Delivery to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket-expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

     Subject to the following sentence, holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     The Company will not make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF EXCHANGE NOTES

     Pursuant to the terms of the Indenture, the Company has issued the Old Notes and will issue the Exchange Notes. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. A copy of the Indenture has been filed as an exhibit to the Registration Statement. Capitalized terms used herein have the meanings attributed to them in the Indenture (unless otherwise defined herein).

     The terms of the Exchange Notes include those stated in the Indenture and (upon effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement) those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. As used herein, "Holder" or "Noteholder" refers to a registered holder of the Exchange Notes.

GENERAL

     The Notes (including the Old Notes and the Exchange Notes) are limited to $75,000,000 aggregate principal amount, will mature on April 1, 2003 and will be unsecured obligations of the Company. The Exchange Notes will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof. The Exchange Notes will bear interest at the rate set forth on the front cover of this Prospectus from March 27, 1998 (the date of original issuance of the Old Notes), or from the most recent date to which interest has been paid or duly provided for, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998, to the registered holders at the close of business on the March 15 or September 15 preceding such April 1 or October 1, whether or not such day is a business day. Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The Indenture and the Notes do not contain financial covenants requiring the Company to maintain a certain financial condition or limitations on the amount of additional debt that the Company or its subsidiaries may incur or on their ability to engage in a highly leveraged transaction. However, the Indenture restricts (subject to certain exclusions) the aggregate amount of secured indebtedness that may be incurred by the Company and its Subsidiaries (as defined in the Indenture) to not more than 10% of Consolidated Tangible Net Worth (as defined below) unless the Noteholders are secured equally and ratably thereunder. See

"-- Certain Covenants -- Limitations on Liens." Based on the Company's consolidated financial statements as of June 30, 1998, the aggregate amount of secured indebtedness for borrowed money that the Company and its Subsidiaries could incur (other than for the exclusions referred to in the Indenture), unless the Noteholders are secured equally and ratably thereunder, would be approximately $37.0 million. The Indenture also provides certain limitations on transactions involving sales of assets or disposition of Capital Stock (as defined therein) of Significant Subsidiaries (as defined therein). See
"-- Consolidation, Merger and Sale of Assets" and "-- Certain
Covenants -- Limitations on Disposition of Capital Stock of Significant Subsidiaries."


     As a holding company, the Company's principal source of funds, including funds available to pay interest and principal on the Exchange Notes or make payments with respect to its capital stock, is cash dividends from Trenwick America Re and Trenwick International. Accordingly, the Company's ability to pay interest and principal on the Exchange Notes is dependent on the receipt of such dividends. The payment of dividends by Trenwick America Re is subject to limits imposed by the insurance laws and regulations of the State of Connecticut, its state of incorporation and domicile. Trenwick International is subject to restrictions on the declaration or payment of dividends imposed under United Kingdom law. See "Risk Factors -- Holding Company Structure and Dividend Restrictions."

     Principal of and interest on the Exchange Notes will be payable, and transfers will be registrable, at the Corporate Trust Office of the Trustee in the City of New York, New York, unless the Company otherwise notifies the Trustee. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Interest may, at the option of the Company be paid by check mailed to the address of a holder of the Exchange Notes as it appears on the Exchange Note register. The Company has initially appointed the Trustee as Registrar and Paying Agent for the Exchange Notes. The Trustee's current address is One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division.

NO REDEMPTION OR SINKING FUND

     The Exchange Notes are not redeemable prior to maturity and are not subject to any sinking fund.

RANKING

     The Notes will be general unsecured obligations and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company and pari passu in right of payment to all existing and future senior unsecured indebtedness of the Company. The Notes will rank senior in right of payment to the Company's obligations with respect to its 8.82% Junior Subordinated Deferrable Interest Debentures held by the Trust in respect of the $110.0 million 8.82% Capital Securities issued by the Trust. Upon closing of the offer and sale of the Old Notes, the Company contributed approximately $65.0 million to its wholly-owned subsidiary, Trenwick International, to support its insurance and reinsurance operations, including increasing its statutory capital to support its underwriting capacity. Remaining net proceeds of approximately $9.2 million are to be used for general corporate purposes, which may include investments in and advances to subsidiaries, the financing of growth and expansion, the financing of possible future acquisitions and other corporate purposes. See "Use of Proceeds."


     The Company conducts its operations primarily through its subsidiaries. The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, including its reinsureds and insureds, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include claims for policy benefits and debt obligations as well as other liabilities incurred in the ordinary course of business. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and the holders of the Notes should look only to the assets of the Company for payments on the Notes. As of June 30, 1998, the

Company's subsidiaries had $834.2 million in total liabilities and $1.4 billion in total assets. As of June 30, 1998, the aggregate amount of indebtedness for borrowed money of such subsidiaries was immaterial. (The foregoing amounts do not include the obligations of the Company with respect to the $110.0 million aggregate principal amount of its 8.82% Junior Subordinated Deferrable Interest Debentures held by the Trust in respect of the $110.0 million 8.82% Capital Securities issued by the Trust.) As of June 30, 1998, the aggregate amount of indebtedness for borrowed money for Trenwick International was not material.


CERTAIN COVENANTS

     Limitations on Liens. Except as provided below, neither the Company nor any Significant Subsidiary (as defined in the Indenture) may incur, issue, assume or guarantee any indebtedness for borrowed money (referred to in the Indenture as "Indebtedness") secured by a Lien (as defined in the Indenture) on any property or assets of the Company or any Significant Subsidiary, or any shares of Capital Stock of any Significant Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness which is not subordinated to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount of all such secured Indebtedness of the Company and its Subsidiaries would not exceed 10% of the Consolidated Tangible Net Worth of the Company; provided, however, that this covenant shall not apply to, and there shall be excluded from secured Indebtedness in any computation under this covenant, Indebtedness secured by: (i) Liens existing on the date of the Indenture; (ii) Liens on property of, or on any shares of stock of, any corporation existing at the time such corporation becomes a Significant Subsidiary or merges into or consolidates with the Company or a Significant Subsidiary; (iii) Liens on property or shares of stock existing at the time of acquisition thereof by the Company or any Significant Subsidiary; (iv) Liens to secure the financing of the acquisition, construction or improvement of property, or the acquisition of shares of stock by the Company or any Significant Subsidiary, provided, that such Liens are created not later than one year after such acquisition or, in the case of property, completion of construction or commencement of commercial operation, whichever is later; (v) Liens in favor of the Company or any Subsidiary; (vi) Liens in favor of or required by governmental authorities; and (vii) any extension, renewal or replacement as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi) inclusive; provided, however, that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of stock that secured the Lien extended, renewed or replaced and (b) the Indebtedness secured by such Lien at such time is not increased.

     "Consolidated Tangible Net Worth" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles consistently applied, less (a) the total liabilities appearing on such balance sheet and (b) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; and (iii) unamortized debt discount and expense, less unamortized premium. "Intangible assets" excludes deferred policy acquisition costs and deferred income tax assets.

     Limitations on Disposition of Capital Stock of Significant
Subsidiaries. The Indenture provides that, except as provided in the covenant relating to limitation on Liens, the Company will not, and will not permit any Subsidiary (as defined in the Indenture) to sell, transfer or otherwise dispose of any shares of Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) except for, subject to the covenant relating to consolidations, mergers and sales (see "-- Consolidation, Merger and Sale of Assets"), (i) a sale, transfer or other disposition of any Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) to the Company or a wholly-owned Subsidiary of the Company or (ii) a sale, transfer or other disposition of all or any part of the Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) held by the Company and/or and any Subsidiary for at least fair value (as determined by the Board of Directors of the Company acting in good faith). "Significant Subsidiary" means any subsidiary of the Company which at the time of determination has, (i) assets which constituted at least 10% of the Company's consolidated total assets, or (ii) revenues which constituted at least 10% of the Company's consolidated total revenues or (iii) net earnings which constituted at least 10% of the Company's consolidated total net earnings, all as determined as of the date of the Company's most recently prepared quarterly financial statements or the 12-month period then ended. As of the date of this Prospectus, the Significant Subsidiaries are Trenwick America Re and Trenwick International.

EVENTS OF DEFAULT

     Events of Default under the Indenture include: (i) failure of the Company to pay any interest on any of the Notes when due, continued for 30 days; (ii) failure of the Company to pay principal of any of the Notes when due; (iii) failure of the Company to perform any other agreements in the Notes or the Indenture, continued for 60 days after notice to the Company by the Trustee as provided in the Indenture; (iv) failure of the Company or any Subsidiary to pay when due (including any grace periods) any Indebtedness in excess of $10,000,000 or the default in the performance of any term or provision contained in any such Indebtedness which results in the acceleration of maturity of such Indebtedness, unless such acceleration of maturity is being contested in a good faith proceeding or has been rescinded or annulled, as provided in the Indenture; and
(v) certain events of bankruptcy, insolvency or reorganization involving the Company or any Significant Subsidiary.

     In each such case, unless the principal of all of the Notes shall already have become due, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice as provided in the Indenture, may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall automatically become due and payable without further action or notice. If, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment for the payment of the moneys due shall have been obtained, the Company shall pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal), and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Notes that shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, under certain circumstances, may waive all defaults and rescind and annul such declaration and its consequences.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or interest on, any Note, (iii) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (iv) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture, or (v) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company will not consolidate with or merge with or into any other corporation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety to any person, unless (i) the successor or purchaser is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (ii) such successor or purchaser shall expressly assume, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Notes and the performance and observance of every covenant and condition of the Company under the Indenture, and (iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SATISFACTION AND DISCHARGE; DEFEASANCE

     The Company may satisfy and discharge its obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Notes and paying or causing to be paid all other sums payable thereunder by the Company, together with an Officers' Certificate and Opinion of Counsel and subject to certain other conditions. In addition, the Indenture provides that at any time the Company may terminate substantially all of its obligations under the Indenture and the Notes ("defeasance") (including the covenants described under "-- Certain Covenants," but excluding its obligations to pay the principal of and interest on the Notes, those relating to the defeasance trust, and certain other obligations) by irrevocably depositing with the Trustee United States legal tender or U.S. Government Obligations sufficient to pay all principal of and remaining interest on the Notes to maturity to be discharged as and when due and by complying with certain other conditions relating to discharge. "U.S. Government Obligations" are direct, non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States is pledged. The conditions to defeasance include, among others, receipt by the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and will be subject to the same federal income tax as would have been the case without the defeasance and delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance of the Notes have been complied with. If the Company exercises its option to defease, payment of the Notes may not be accelerated because of an Event of Default.

GOVERNING LAW

     The Indenture and the Exchange Notes shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     Exchange Notes initially will be represented by one Exchange Note certificate in registered, global form (the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC.

     Except as set forth below, beneficial interests in the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

     Other Exchange Notes will be issued only in registered, certificated (i.e., non-global) form without coupons. Other Exchange Notes may not be exchanged for beneficial interests in the Exchange Global Note except in the limited circumstances described below. See "-- Exchange of Certificated Notes for Book-Entry Notes."

     Transfer of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Depositary Procedures

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing companies and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     Investors in the Global Note may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes" and "-- Exchange of Certificated Notes for Book-Entry Notes."

     Except as described below, owners of interests in the Global Note will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof for any purpose. The deposit of the Global Note with the Trustee as a custodian for DTC and its registration with DTC or DTC's nominee effects no change in the beneficial owners of interest in the Global Note.

     Payments in respect of the Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     The Indenture will require that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the Clearing Agency (as defined herein), which shall credit the relevant accounts at the Clearing Agency. With respect to the Other Exchange Notes, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Exchange Notes represented by the Global Note will trade in DTC's Same-Day Funds Settlement System and any permitted secondary market trading activity in such Notes will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. The Company expects that secondary trading of the Other Exchange Notes will also be settled in immediately available funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Note for Exchange Notes in certificated form and to distribute such Exchange Notes to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company does not take responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

     The Global Note is exchangeable for Exchange Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Exchange Notes in certificated form, (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, or (iv) as provided in the following paragraph. In addition, beneficial interests in the Global Note may be exchanged for certificated Exchange Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Notes delivered in exchange for the Global Note or beneficial interests therein will be in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of that amount. Upon issuance of Exchange Notes in definitive form, the Trustee is required to register such Exchange Notes in the name of, and cause the Exchange Notes to be delivered to, the person or persons (or nominee thereof) identified as the beneficial owners as DTC shall direct.

Exchange of Certificated Notes for Book-Entry Notes

     Old Notes were offered and sold to "qualified institutional buyers" in reliance on Rule 144A ("Rule 144A Notes"). Old Notes were also offered to institutional accredited investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A. However, all of the Old Notes were purchased by "qualified institutional buyers" in reliance on Rule 144A and were issued in registered, global (i.e., book-entry) form ("Old Global Notes"). Beneficial interests in the Old Global Notes may not be exchanged for Other Old Notes in registered, certificated (i.e., non-global) form except in limited circumstances. To the extent Old Global Notes have been exchanged for Other Old Notes in registered, certificated form, beneficial interests in such Other Old Notes shall, upon the valid exchange thereof, be represented by Other Exchange Notes in registered, certificated (i.e., non-global) form. Exchange Notes issued in certificated form may be exchanged for an interest in the Exchange Global Note, unless the Exchange Global Note has previously been exchanged in whole for Other Exchange Notes.

PAYMENT AND PAYING AGENCY

     The clearing agency for the Exchange Notes (the "Clearing Agency") shall initially be DTC. The Indenture will require that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the Clearing Agency, which shall credit the relevant accounts at the Clearing Agency. With respect to the Other Exchange Notes, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The paying agent for the Exchange Notes (the "Paying Agent") shall initially be the Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee and the Company. In the event that the Trustee shall no longer be the Paying Agent, the Company shall appoint a successor (which shall be a bank or trust company acceptable to the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Trustee will act as registrar and transfer agent for the Notes.

     Registration of transfers of the Exchange Notes will be effected without charge by or on behalf of the Company, subject to payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Company will not be required to register or cause to be registered the transfer of the Notes after they have been called for redemption.

INFORMATION CONCERNING THE TRUSTEE

     The Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Notes unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Indenture or is unsure of the application of any provision of the Indenture, and the matter is not one on which holders of the Notes are entitled under the Indenture to vote, then the Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Notes and will have no liability except for its own bad faith, negligence or willful misconduct.

     The Trustee currently provides commercial banking and other services to the Company.

                            DESCRIPTION OF OLD NOTES

     The information contained in this section is relevant to holders of Old Notes whose Old Notes are not tendered or accepted for exchange by the Expiration Date of the Exchange Offer. See "Risk Factors -- Consequences of a Failure to Exchange Old Notes."

     The terms of the Old Notes are identical in all material respects to terms of the Exchange Notes, except that (i) the Old Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Old Notes contain a $100,000 minimum transfer restriction and certain other restrictions on transfer, and (iii) the Old Notes provide for Additional Interest which will terminate as set forth below. The Registration Rights Agreement provides that, if an Exchange Offer Registration Statement or a Shelf Registration Statement (if required to be filed) is not declared effective by the Commission on or prior to September 20, 1998, Additional Interest shall accrue on the principal amount of the Old Notes affected thereby, at the rate of 0.25% per annum of the principal amount of such Old Notes, for the period from the occurrence of such event until such time the Exchange Offer Registration Statement or any required Shelf Registration Statement is declared effective. In addition, if the Exchange Offer is not consummated on or prior to the 30th day after the date on which the Exchange Offer Registration Statement is declared effective, Additional Interest shall accrue on the principal amount of the Notes affected thereby, until the Exchange Offer is consummated. Upon the completion of the Exchange Offer, the Company will have satisfied its obligations under the Registration Rights Agreement and the Old Notes will not be entitled to any such Additional Interest. Accordingly, holders of Old Notes should review the information set forth under "Risk
Factors -- Consequences of a Failure to Exchange Old Notes" and "Description of Exchange Notes."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND INVESTMENT IN
                               THE EXCHANGE NOTES

     The following summary describes the material United States federal income tax consequences of the exchange of the Old Notes for Exchange Notes and ownership of the Exchange Notes to a holder of an Exchange Note that is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Holder"). Except where noted, this summary deals only with Old Notes and Exchange Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Old Notes and Exchange Notes as part of a hedging or conversion transaction or a straddle, certain expatriates, and holders of Old Notes and Exchange Notes whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state or local or other tax laws or estate or gift tax considerations. PERSONS CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES

     The issuance of the Exchange Notes to holders of the Old Notes pursuant to the terms set forth in this Prospectus should not constitute an exchange for U.S. federal income tax purposes because (a) the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes and (b) the exchange will occur by operation of the terms of the Old Notes. Consequently, no gain or loss would be recognized by holders of the Old Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Old Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Old Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Old Notes exchanged therefor. The issue price and other tax characteristics of the Exchange Notes should be identical to the issue price and other tax characteristics of the Old Notes exchanged therefor.

STATED INTEREST ON EXCHANGE NOTES; MARKET DISCOUNT; BOND PREMIUM

     Except as set forth below, interest on an Exchange Note will generally be taxable to a Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the Holder's method of accounting for tax purposes.

     Market Discount. These market discount rules discussed below would apply to any Holder who purchases an Exchange Note for less than the stated amount at maturity of the Old Notes.

     Any gain recognized by a Holder on the disposition (including a redemption) of an Exchange Note that has accrued market discount will be treated as ordinary income to the extent of the accrued market discount, provided that the amount of market discount exceeds a statutorily-defined de minimis amount. The amount of "market discount" would be the excess, if any, of (i) the Exchange Note's stated redemption price at maturity over (ii) the purchase price of the Exchange Note. Under the de minimis exception, there is no market discount if such excess is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Unless the Holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the Exchange Note has been held and the denominator of which is the number of days after the Holder's acquisition of the Exchange Note up to and including its maturity date.

     If a Holder of an Exchange Note acquired at a market discount disposes of such Exchange Note in any transaction other than a sale, exchange or involuntary conversion, even though otherwise non-taxable (e.g., a gift), such Holder will be deemed to have realized an amount equal to the fair market value of the Exchange Note and would be required to recognize as ordinary income any accrued market discount to the extent of the deemed gain. A Holder of an Exchange Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to carry the Exchange Note until it is disposed of in a taxable transaction.

     A Holder may elect to include the market discount in income as it accrues. This election would apply to all market discount obligations acquired by the electing Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service. If a Holder of an Exchange Note so elects to include market discount in income currently, the above-discussed rules with respect to ordinary income recognition resulting from sales and certain other disposition transactions and to deferral of interest deductions would not apply.

     Bond Premium. If a Holder purchases an Exchange Note at a cost that exceeds the amount payable on maturity (such excess being the "bond premium"), the Holder may elect to amortize such bond premium on a constant interest basis over the period from the acquisition date to the maturity date of such Exchange Note and, except as future Treasury Regulations may otherwise provide, reduce the amount of interest included in income in respect of the Exchange Note by such amount. A Holder who elects to amortize bond premium must reduce its adjusted basis in the Exchange Note by the amount of such allowable amortization. An election to amortize bond premium would apply to all amortizable bond premium on all taxable bonds held at or acquired after the beginning of the Holder's taxable year as to which the election is made, and may be revoked only with the consent of the Internal Revenue Service.

     If an election to amortize bond premium is not made, a Holder will generally receive a tax benefit from the bond premium only upon computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Exchange Note.

SALE, EXCHANGE AND RETIREMENT OF EXCHANGE NOTES

     A Holder's basis in an Exchange Note, in general, will be the Holder's cost therefor, increased by any market discount previously included in income and reduced by any amortized bond premium. Upon the sale, exchange, retirement or other disposition of an Exchange Note, a Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the basis of the Exchange Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition the Exchange Note has been held for more than one year. Net long-term capital gain recognized by an individual from the sale, exchange or retirement of an Exchange Note will generally be subject to tax at a rate not to exceed 20%. The deductibility of capital losses is subject to limitations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments on an Exchange Note and to the proceeds of sale of an Exchange Note made to Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of its addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange
Offer -- Resales of Exchange Notes."

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. Exchange Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes.

     Any broker-dealer that resells Exchange Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for the Company by Baker & McKenzie, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company and subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been incorporated herein by reference in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware ("Delaware Law") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Article IV of the Company's By-laws requires indemnification of the Company's directors and officers to the fullest extent permitted by the Delaware Law and provides for the advancement of defense expenses provided the director or officer agrees to repay the advance if it is ultimately determined that he is not entitled to indemnification. Article IV also provides that the indemnification provided by the By-laws is not exclusive.
Section 145 (a) of the Delaware Law provides in general that a corporation may indemnify anyone who is or may be a party to a legal proceeding by reason of his service as a director or officer against expenses, judgments, fines and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, as to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(b) of the Delaware Law provides similarly where the proceeding is by or in the right of the corporation to procure a judgment in its favor. Section 145(g) of the Delaware Law allows a corporation to maintain insurance on behalf of any officer or director against any liability incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against such liability under law. The Company maintains such directors and officers liability insurance in an amount aggregating $20.0 million.

     Each of the Company's directors has entered into a supplementary indemnity agreement with the Company which (i) confirms the indemnity set forth in the By-laws and gives assurances that such indemnity will continue to be provided despite any By-law changes and (ii) provides, subject to certain conditions, that the director shall be indemnified to the fullest extent permitted by law against all expenses, fines and settlement amounts incurred or paid by him in any proceeding.

     As permitted by Section 102(b)(7) of the Delaware Law, Article 12 of the Company's Certificate of Incorporation eliminates personal liability of any director to the Company and its stockholders for breach of the director's fiduciary duty of care, except where the director has breached his duty of loyalty, acted in bad faith, engaged in intentional or knowing misconduct, negligently or willfully declared an improper dividend or effected an unlawful stock purchase or redemption, or obtained an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


4.1       Indenture dated as of March 27, 1998 between Trenwick Group
          Inc. and The National Bank of Chicago, as Trustee, relating to the Notes*
4.2       Form of Exchange Note (included as Exhibit A to Exhibit
          4.1)*
4.3 Registration Rights Agreement dated as of March 27, 1998 between Trenwick Group Inc. and Lehman Brothers Inc., as the
          Initial Purchaser*
5.1 Opinion of Baker & McKenzie to Trenwick Group Inc. as to legality of the Exchange Notes to be issued by Trenwick
          Group Inc.*
12.1 Computation of consolidated ratios of earnings to fixed charges
23.1      Consent of PricewaterhouseCoopers LLP
23.2      Consent of Baker & McKenzie (included in Exhibit 5.1)*
24.1      Power of Attorney of certain directors of Trenwick Group
          Inc.*
25.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as trustee under the Indenture*
99.1      Form of Letter of Transmittal*
99.2      Form of Notice of Guaranteed Delivery*
99.3      Form of Exchange Agent Agreement*
99.4      Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees*
99.5      Form of Letter to Clients*


---------------

* Previously Filed


ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act.");


          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Trenwick Group Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), Trenwick Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut, on the 18th day of August, 1998.


                                          TRENWICK GROUP INC.

                                          By:   /s/ JAMES F. BILLETT, JR.

                                            ------------------------------------
                                            James F. Billett, Jr.
                                            Chairman, President, Chief Executive
                                              Officer and Director

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

             /s/ JAMES F. BILLETT, JR.                  Chairman, President, Chief      August 18, 1998
---------------------------------------------------   Executive Officer and Director
               James F. Billett, Jr.

                 /s/ ALAN L. HUNTE                    Vice President, Chief Financial   August 18, 1998
---------------------------------------------------        Officer and Treasurer
                   Alan L. Hunte

                         *                                       Director               August 18, 1998
---------------------------------------------------
                 W. Marston Becker

                         *                                       Director               August 18, 1998
---------------------------------------------------
                 Anthony S. Brown

                         *                                       Director               August 18, 1998
---------------------------------------------------
                     Neil Dunn

                         *                                       Director               August 18, 1998
---------------------------------------------------
                 P. Anthony Jacobs

                         *                                       Director               August 18, 1998
---------------------------------------------------
                 Joseph D. Sargent

                         *                                       Director               August 18, 1998
---------------------------------------------------
               Frederick D. Watkins

                         *                                       Director               August 18, 1998
---------------------------------------------------
                 Stephen R. Wilcox

          * By: /s/ JAMES F. BILLETT, JR.
---------------------------------------------------
               James F. Billett, Jr.
                 Attorney-in-fact